Exhibit 16.1

December 30, 2011

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

USA

Ladies and Gentlemen:

We have read the comments regarding us in the first four paragraphs of Item 4.01 Changes in Registrant’s Certifying Accountant contained in the Form 8-K/A of DecisionPoint Systems, Inc. dated December 30, 2011, and are in agreement with those statements.

Sincerely,

/s/ Raymond Chabot Grant Thornton LLP

Chartered Accountants

Montréal, Canada